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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS                INNOVENT  CONTACTS
Bill Blanning or Eileen Algaze                  Henry Rael
Corporate Communications Dept                   Innovent Systems, Inc.
949-450-8700                                    310-383-0411
blanning@broadcom.com                           henry@innoventsystems.com
ealgaze@broadcom.com
                                                Mike Sottak
BROADCOM FINANCIAL ANALYST CONTACT              Wired Island, Ltd.
William Ruehle                                  954-632-1952
Vice President and Chief Financial Officer      mike@wiredisland.tc
949-450-8700
billr@broadcom.com

             BROADCOM CORPORATION TO ACQUIRE INNOVENT SYSTEMS, INC., A LEADING DEVELOPER OF BLUETOOTH(TM) ICS AND PIONEER OF
                     LOW-COST CMOS RF WIRELESS TECHNOLOGIES

IRVINE, Calif. and Monte Carlo, Monaco (Bluetooth Congress 2000) -- June 13, 2000 -- Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high speed broadband communications to and throughout the home and business, today announced that it has signed a definitive agreement to acquire Innovent Systems, Inc., a pioneer in the development and commercial integration of radio frequency (RF) integrated circuits for short-range wireless data communications, including the world's first fully integrated RF transceiver in pure digital CMOS.

Innovent's recently announced Blutonium(TM) family of Bluetooth(TM) transceivers and systems extends Broadcom's communications leadership firmly into the wireless space, specifically the short-range market which analysts estimate will be a multi-billion dollar industry in the next few years. Innovent's patent-pending implementation of RF technology in a standard digital CMOS integrated circuit process provides significant cost and manufacturing advantages for short-range wireless products.

The company's Blutonium product line combines RF, baseband, systems and software expertise to enable products targeting Bluetooth applications in Personal Area Networks (PANs) and wireless Local Area Networks (LANs), including home networks. The chips enable high-performance short-range wireless communications between devices and equipment ranging from personal digital assistants and cell phones to personal computers, smart telephones and other peripherals in the home and workplace. The first member of the Blutonium family, a CMOS Bluetooth RF transceiver, is available now for sampling to qualified customers.

"The acquisition of Innovent demonstrates Broadcom's intention to be a formidable competitor in wireless markets worldwide," said Dr. Henry T. Nicholas III, Broadcom's president and CEO. "Integrating Innovent's capabilities in CMOS RF and Bluetooth with our expertise in mixed-

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signal, home networking, high speed networking and broadband communications technologies provides Broadcom with a powerful platform to address the rapidly growing wireless marketplace."

Broadcom has supported the El Segundo, Calif.-based business through a seed-stage investment, collaborative research and development, and has had close ties with the company from Innovent's inception in 1999. Broadcom presently owns approximately 13 percent of Innovent.

"The long-term academic and working relationship between Broadcom and the co-founders of Innovent enhances the synergy of the acquisition," said Dr. Henry Samueli, co-founder and chief technical officer of Broadcom. "From our shared research roots at UCLA to a strategic investment partnership and now a merger of our businesses and top engineering talent, we believe the combined teams of both companies will continue to offer groundbreaking technology to an exploding marketplace in both wired and wireless communications."

Nicholas added: "This acquisition is indicative of Broadcom's ability to identify and support high-potential early-stage enterprises that have built enormously talented engineering staffs working on leading edge technology and products for high growth markets. Given our long relationship with Reza and Maryam Rofougaran, Innovent's founders, we are especially gratified by Innovent's success."

Personal Area Networks are emerging with the increased use of wireless electronic devices. PANs allow users to transfer information among multiple devices including cell phones, personal digital assistants and laptops, facilitating data sharing, data coordination and mobile communications using the emerging Bluetooth protocol. Innovent's core technology will also be targeted at other wireless applications and market segments, including home networking and wireless LANs.

"The combination of Innovent's extensive experience in CMOS RF chip development and Broadcom's business and technical strengths in broadband communications will create unique, world-class solutions for the rapidly growing wireless product arena," said Dr. William T. Colleran, Innovent's president and CEO. "Broadcom's market presence and business infrastructure will accelerate Innovent's ability to bring our Blutonium line of wireless chips to a market that is eager to implement this technology in real products."

Innovent and Broadcom will have a number of product demonstrations at the Bluetooth Congress 2000 in Monte Carlo this week, including full wireless Internet web browsing incorporating video and audio streaming across a Bluetooth link implemented with Innovent's low-cost CMOS RF transceiver.

In connection with the acquisition, Broadcom will issue an aggregate of approximately 3.0 million shares of its Class A Common Stock in exchange for all outstanding shares of Innovent Preferred and Common Stock and upon exercise of outstanding employee stock options and other rights of Innovent. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both

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companies have approved the merger, which awaits approval by Innovent shareholders and the satisfaction of regulatory requirements and other customary closing conditions. In connection with the transaction, Broadcom expects to record a one-time write-off for purchased in-process research and development expenses in its third fiscal quarter (ending September 30).

ABOUT INNOVENT SYSTEMS

Innovent Systems, Inc., founded in January 1999 by Dr. Reza Rofougaran and Maryam Rofougaran, develops high-performance systems for short-range wireless data communications. The company enables its OEM customers by offering complete solutions comprising all necessary system functions: RF circuits, digital baseband processors and protocol software/firmware. Innovent differentiates itself by providing fully integrated, single-chip Complementary Metal Oxide Semiconductor (CMOS) transceivers and modular, scalable baseband processors to enable solutions at low cost. The company delivers compelling products by leveraging its proprietary intellectual property, including systems architectures and design techniques for CMOS RF integrated circuits, error-free signal coding, advanced modulation techniques, and wireless networking protocols. Innovent targets applications requiring short-range wireless connectivity as embodied by the Bluetooth and other communications protocols. For more information, visit www.innoventsystems.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber line
(xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

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Important factors that may cause such a difference for Broadcom in connection with the acquisition of Innovent Systems include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's and Innovent's technologies and products in the markets for Bluetooth and RF CMOS products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts: the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. Innovent and Blutonium are trademarks of Innovent Systems, Inc. in the United States and certain other countries. Bluetooth is a trademark owned by Telefonaktiebolaget LM Ericsson AB and licensed to participants in the Bluetooth Special Interest Group. All other trademarks mentioned are the property of their respective owners.